UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Trevena, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 3, 2017

1018 West 8th Avenue, Suite A

King of Prussia, Pennsylvania 19406

Dear Trevena Stockholder:

On behalf of the Trevena, Inc. Board of Directors and our senior management team, we are pleased to invite you to our 2017 Annual Meeting of Stockholders on May 17, 2017. The attached Notice of 2017 Annual Meeting of Stockholders and proxy statement contain important information about the business to be conducted at the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Please review the instructions on each of your voting options described in the Important Notice Regarding the Availability of Proxy Materials. Additional instructions on how to vote can be found on pages 2 through 4 of the proxy statement.

We look forward to seeing you at the Annual Meeting. As always, thank you for your continued support of Trevena.

Sincerely,

Maxine Gowen, Ph.D.
President and Chief Executive Officer

NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS

Date and Time:	Wednesday, May 17, 2017 at 8:30 a.m.

Place:	King of Prussia Business Center Board Room
1010 West 8th Avenue
King of Prussia, PA 19406

Items of Business:	Item 1: Election of the three director nominees named in the proxy statement for terms expiring at the 2020 Annual Meeting of Stockholders.

Item 2: Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Consideration of any other business properly brought before the Annual Meeting.

Record Date:

Monday, March 20, 2017. Only Trevena stockholders of record at the close of business on the record date are entitled to receive this notice and vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.

A list of stockholders of the Company entitled to vote at the Annual Meeting will be available for inspection by any stockholder at the Annual Meeting and during normal business hours at the Company’s corporate offices during the 10-day period immediately prior to the date of the Annual Meeting.

Proxy Voting:

Your vote is very important, regardless of the number of shares you own. We urge you to promptly vote by telephone, by using the Internet, or, if you received a proxy card or instruction form, by completing, dating, signing and returning it by mail. For instructions on voting, please see Questions and Answers about Voting beginning on page 2.

April 3, 2017
By order of the Board of Directors,

John M. Limongelli
Corporate Secretary

EACH STOCKHOLDER IS URGED TO VOTE BY COMPLETING, SIGNING AND RETURNING
THE PROXY CARD IN THE ENVELOPE PROVIDED OR BY VOTING VIA THE INTERNET
OR BY TELEPHONE, IN EACH CASE IN THE MANNER DESCRIBED IN THE NOTICE
REGARDING AVAILABILITY OF PROXY MATERIALS. IF A STOCKHOLDER
DECIDES TO ATTEND THE ANNUAL MEETING, HE OR SHE MAY, IF SO
DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2017

Our 2017 Notice of Annual Meeting and Proxy Statement and 2016 Annual Report to Stockholders are available at www.proxyvote.com.

Please see “Information About the 2017 Annual Meeting” beginning on page 1 of this proxy statement for the following information:

•                  Date, time and location of the 2017 Annual Meeting of Stockholders;

•                  How to vote in person at the Annual Meeting;

•                  An identification of each separate matter to be acted on at the Annual Meeting; and

•                  The recommendations of our Board of Directors regarding those matters.

Notice of 2017 Annual Meeting of Stockholders and Proxy Statement

INFORMATION ABOUT THE 2017 ANNUAL MEETING

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS

Why did I receive proxy materials?  What is included in the proxy materials?

Our Board of Directors is soliciting your proxy to vote at the 2017 Annual Meeting of Stockholders.  You received proxy materials because you owned shares of Trevena common stock at the close of business on March 20, 2017, the record date, and that entitles you to vote at the 2017 Annual Meeting of Stockholders.

Proxy materials include the notice of annual meeting of stockholders, the proxy statement and our annual report on Form 10-K for the year ended December 31, 2016 and, if you received paper copies, a proxy card or voting instruction form.  The proxy statement describes the matters on which the Board of Directors would like you to vote, and provides information about Trevena that we must disclose under Securities and Exchange Commission (SEC) regulations when we solicit your proxy.

Your proxy will authorize specified persons, each of whom also is referred to as a proxy, to vote on your behalf at the Annual Meeting.  By use of a proxy, you can vote whether or not you attend the Annual Meeting in person. The written document by which you authorize a proxy to vote on your behalf is referred to as a proxy card.

We intend to mail these proxy materials on or about April 3, 2017 to all stockholders of record entitled to vote at the Annual Meeting.

How can I get electronic access to the proxy materials?

The proxy materials are available for viewing at www.proxyvote.com.  On this website, you may:

•                  vote your shares after you have viewed the proxy materials; and

•                  select a future delivery preference of paper or electronic copies of the proxy materials.

You may choose to receive proxy materials electronically in the future.  If you choose to do so, you will receive an email with instructions containing an electronic link to the proxy materials for next year’s annual meeting.  You also will receive an electronic link to the proxy voting site.

Rules adopted by the SEC allow companies to send stockholders a notice of Internet availability of proxy materials only, rather than mail them full sets of proxy materials. This year, we chose to mail full packages of proxy materials to stockholders. However, in the future we may take advantage of this alternative “notice only” distribution option. If in the future we choose to send only such notices, they would contain instructions on how stockholders can access our notice of annual meeting and proxy statement via the Internet. It also would contain instructions on how stockholders could request to receive their materials electronically or in printed form on a one-time or ongoing basis.

If you hold your shares through a bank, broker or other custodian, you also may have the opportunity to receive the proxy materials electronically.  Please check the information contained in the documents provided to you by your bank, broker or other custodian.

We encourage you to take advantage of the availability of the proxy materials electronically to help reduce the environmental impact of the Annual Meeting.

QUESTIONS AND ANSWERS ABOUT VOTING

What am I voting on at the Annual Meeting?

Proposal	Item	Board’s Vote Recommendation	Page
1	Election of the three director nominees named in this proxy statement for terms expiring at the 2020 Annual Meeting of Stockholders	Vote FOR each of the nominees	12
2	Ratification of appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017	Vote FOR	19

Could other matters be decided at the Annual Meeting?

We are not aware of any other matters that will be presented and voted upon at the Annual Meeting.  Our 2016 proxy statement described the requirements under our governance documents for properly submitting proposals or nominations from the floor at this year’s Annual Meeting. The proxies will have discretionary authority, to the extent permitted by law, on how to vote on other matters that may come before the Annual Meeting.

How many votes can be cast by all stockholders?

Each share of Trevena common stock is entitled to one vote on each of the three directors to be elected and one vote on each of the other matters properly presented at the Annual Meeting.  We had 57,129,584 shares of common stock outstanding and entitled to vote on March 20, 2017.

How many votes must be present to hold the Annual Meeting?

A majority of the issued and outstanding shares entitled to vote, or 28,564,792 shares, present in person or by proxy, are needed for a quorum to hold the Annual Meeting.  Abstentions and broker non-votes (discussed below) are included in determining whether a quorum is present.  We urge you to vote by proxy even if you plan to attend the Annual Meeting. This will help us know that enough votes will be present to hold the Annual Meeting.

How many votes are needed to approve each proposal?  How do abstentions or broker non-votes affect the voting results?

The following table summarizes the vote threshold required for approval of each proposal and the effect on the outcome of the vote of abstentions and uninstructed shares held by brokers (referred to as broker non-votes).  When a beneficial owner does not provide voting instructions to the institution that holds the shares in street name, brokers may not vote those shares in matters deemed non-routine.  Only Item 1 below is deemed to be a non-routine matter.

Proposal Number	Item	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Election of directors	Plurality of votes cast	No effect	Not voted/No effect
2	Ratification of the appointment of independent auditor	Majority of shares present and entitled to vote	Counted “against”	Shares may be voted by brokers in their discretion but any non-votes have no effect

Signed but unmarked proxy cards will be voted “for” each proposal.

How do I vote if I own shares as a record holder?

If your name is registered on Trevena’s stockholder records as the owner of shares, you are the “record holder.” If you hold shares as a record holder, there are four ways that you can vote your shares.

•                  Over the Internet. Vote at www.proxyvote.com. The Internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on Tuesday, May 16, 2017. Once you enter the Internet voting system, you can record and confirm (or change) your voting instructions.

•                  By telephone. Use the telephone number shown on your proxy card. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on Tuesday, May 16, 2017. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.

•                  By mail. If you received a proxy card, mark your voting instructions on the card and sign, date and return it in the postage-paid envelope provided.  If you received only a notice of Internet availability but want to vote by mail, the notice includes instructions on how to request a paper proxy card.  For your mailed proxy card to be counted, we must receive it before 8:30 a.m. Eastern Time on Wednesday, May 17, 2017.

•                  In person. Attend the Annual Meeting, or send a personal representative with a valid legal proxy.

How do I vote if my Trevena shares are held by a bank, broker or custodian?

If your shares are held by a bank, broker or other custodian (commonly referred to as shares held “in street name”), the holder of your shares will provide you with a copy of this proxy statement, a voting instruction form and directions on how to provide voting instructions. These directions may allow you to vote over the Internet or by telephone. Unless you provide voting instructions, your shares will not be voted on any matter except for ratifying the appointment of our independent auditors. To ensure that your shares are counted in the election of directors, we encourage you to provide instructions on how to vote your shares.

If you hold shares in street name and want to vote in person at the Annual Meeting, you will need to ask your bank, broker or custodian to provide you with a valid legal proxy. You will need to bring the proxy with you to the Annual Meeting in order to vote. Please note that if you request a legal proxy from your bank, broker or custodian, any previously executed proxy will be revoked and your vote will not be counted unless you vote in person at the Annual Meeting or appoint another valid legal proxy to vote on your behalf.

Can I change my vote?

Yes. If you are a record holder, you may:

•                  Enter new instructions by telephone or Internet voting before 11:59 p.m. Eastern Time on Tuesday, May 16, 2017;

•                  Send a new proxy card with a later date than the card submitted earlier. We must receive your new proxy card before 8:30 a.m. Eastern Time on Wednesday, May 17, 2017;

•                  Write to the Corporate Secretary at the address listed on page 35. Your letter should contain the name in which your shares are registered, the date of the proxy you wish to revoke or change, your new voting instructions, if applicable, and your signature. Your letter must be received by the Corporate Secretary before 8:30 a.m. Eastern Time on Wednesday, May 17, 2017; or

•                  Vote in person (or send a personal representative with a valid proxy) at the Annual Meeting.  Note that simply attending the Annual Meeting without voting in person will not, by itself, revoke your proxy.

If you hold your shares in street name, you may:

•                  Submit new voting instructions in the manner provided by your bank, broker or other custodian; or

•                  Contact your bank, broker or other custodian to request a proxy to vote in person at the Annual Meeting.

Who will count the votes?  Is my vote confidential?

Trevena’s Chief Financial Officer, Roberto Cuca, has been appointed Inspector of Election for the Annual Meeting. The Inspector of Election will determine the number of shares outstanding, the shares represented at the

Annual Meeting, the existence of a quorum, and the validity of proxies and ballots, and will count all votes and ballots.

All votes are confidential. Your voting records will not be disclosed to us, except as required by law, in contested Board elections or certain other limited circumstances.

Who pays for the proxy solicitation and how will Trevena solicit votes?

We pay the cost of preparing our proxy materials and soliciting your vote. Proxies may be solicited on our behalf by our directors, officers, employees and agents by telephone, electronic or facsimile transmission or in person. We may choose to enlist the help of banks and brokerage houses in soliciting proxies from their customers and, in all cases, will reimburse them for their related out-of-pocket expenses.

Where can I find the voting results of the Annual Meeting?

We will publish the voting results of the Annual Meeting on a Current Report on Form 8-K filed with the SEC. The Form 8-K will be available online at www.sec.gov within four business days following the end of our Annual Meeting.

IMPORTANT INFORMATION IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON

You must be able to show that you owned Trevena common stock on the record date, March 20, 2017, in order to gain admission to the Annual Meeting.  Please bring to the Annual Meeting the notice of Internet availability of proxy materials, a printed proxy card, or a brokerage statement or letter from your broker verifying ownership of Trevena shares as of March 20, 2017.  You also must bring a valid government-issued photo ID.  Registration will begin at 8:00 a.m.  Please note that you are not permitted to bring any cameras, recording equipment, electronic devices, large bags, briefcases or packages into the Annual Meeting.

CORPORATE GOVERNANCE

GOVERNANCE POLICIES AND PRACTICES

Trevena is committed to ensuring strong corporate governance practices on behalf of our stockholders.  Trevena’s Corporate Governance Guidelines, together with the charters of the Audit, Compensation and Nominating and Corporate Governance Committees, establishes a framework of policies and practices for our effective governance.  Our Corporate Governance Guidelines, which are available at http://investors.trevena.com/corporate-governance.cfm, address Board composition, leadership, performance and compensation, director qualifications, director independence, committee structure and roles, and succession planning, among other things.  The Board, the Nominating and Corporate Governance Committee and the other committees regularly review their governance policies and practices and developments in corporate governance and update these documents as they deem appropriate for Trevena.

The following describes some of our most significant governance practices by area.

BOARD STRUCTURE AND PROCESS	OVERSIGHT OF EXECUTIVE COMPENSATION

• 8 Directors on Board	• Pay-for-Performance Executive Compensation Philosophy
• 7 Independent Directors (87%) • Classified Board Divided into Three Classes	• Independent Compensation Consultant to the Compensation Committee
• Diverse Board as to Composition, Skills and Experience	• “Double-trigger” Vesting of Equity on Change of Control
• Independent Chairman of the Board	• No Tax Gross-up on Change of Control
• Independent Audit, Compensation, and Nominating and Corporate Governance Committees
• Annual Self-Evaluations of the Board and its Committees

ALIGNMENT WITH STOCKHOLDER INTERESTS

• High Percentage of Variable (“at risk”) NEO Pay
• Significant Portion of Director Compensation Delivered in Trevena Common Stock
• Restrictions on Hedging of Trevena Common Stock

For more information about our executive compensation governance policies and practices, see Executive Compensation beginning on page 22.

ROLE OF THE BOARD AND LEADERSHIP STRUCTURE

The Board’s primary role is the oversight of the management of Trevena’s business affairs and assets in accordance with the Board’s fiduciary duties to stockholders under Delaware law. To fulfill its responsibilities to our stockholders, Trevena’s Board, both directly and through its committees, regularly engages with management, promotes management accountability and reviews the most critical issues that face Trevena. Among other things, the Board reviews the Company’s strategy and mission, its execution on financial and strategic plans, and succession planning. The Board also oversees risk management and determines the compensation of the Chief Executive Officer (CEO), in consultation with the Compensation Committee.  All directors play an active role in overseeing the Company’s business strategy at the Board and committee levels.  The Board is committed to meeting the dynamic needs of the Company and focusing on the interests of its stockholders and, as a result, regularly evaluates and adapts its composition, role, and relationship with management.

Independent Board Members

Trevena believes in the importance of a board comprised largely of independent, non-employee directors. Currently, the Board has determined that all Trevena directors, other than the Company’s CEO, are independent under NASDAQ listing standards and SEC rules. Similarly, at the committee level, all committee members are independent.

Independent Chairman of the Board

We separate the roles of the Chairman of the Board and CEO, and have appointed Leon O. Moulder, Jr., to serve as our independent Chairman.  We believe that having a Chairman separate from the CEO helps to ensure independent oversight of the Company and the management team and contributes to strong governance practices. The Board regularly assesses the appropriateness of this leadership structure and has concluded that this structure is appropriate for Trevena at this time.  The full Board evaluates the Chairman’s performance on an annual basis.

The following table describes the key responsibilities that the Board has delegated to the Chairman of the Board:

CHAIRMAN RESPONSIBILITIES

• Serves as principal representative of the Board	• Advises the CEO on issues of concern for the Board
• Develops schedule and agenda of Board meetings, in consultation with the CEO and other directors	• Leads the Board in CEO succession planning • Engages in the director recruitment process
• Presides over Board and stockholder meetings • Facilitates discussion among independent directors on key issues	• Represents the Company in interactions with external stakeholders, at the request of the Board
• Acts as a liaison between the Board and management

Risk Oversight

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible.

OTHER BOARD PRACTICES

Trevena employs a number of other practices directed to ensure the highest level of corporate governance oversight on behalf of its stockholders.  The following table describes some of these practices in more detail.

PRACTICES DIRECTED TO INDIVIDUAL TREVENA DIRECTORS

Limits on Public Company Directorships

The Board does not believe that its directors should be prohibited from serving on boards of other organizations. However, the Nominating and Corporate Governance Committee takes into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendations to the Board. The Company expects that each of its directors will be able to dedicate the time and resources sufficient to ensure the diligent performance of his or her duties on the Company’s behalf, including attending board and applicable committee meetings.

Change in Director’s Principal Position

If a director changes his or her principal employment position, that director is required to tender his or her resignation to the Nominating and Corporate Governance Committee. The Committee will then recommend to the Board whether to accept or decline the resignation.

Continuing Education for Directors

The Board is regularly updated on Trevena’s businesses, strategies, operations and employee matters, as well as external trends and issues that affect the Company. The Nominating and Corporate Governance Committee oversees the continuing education process and it encourages directors to attend continuing education courses relevant to their service on Trevena’s Board. Trevena reimburses directors for expenses they incur in connection with continuing education courses.

Attendance at Annual Meeting of Stockholders

The Board expects directors and nominees for director to attend the Annual Meeting. In 2016, all of the directors attended the annual meeting. Trevena anticipates that all directors will attend the 2017 Annual Meeting.

PRACTICES DIRECTED TO TREVENA BOARD PROCESSES

Board Executive Sessions

As part of all regularly scheduled Board meetings, the Chairman presides over all executive sessions of the Board, including those sessions held solely with independent directors. At each regularly scheduled meeting held in 2016, the independent members of the Board met in executive session. Each Board committee also met in executive session on a regular basis in connection with their respective meetings.

Director Access to Management	Independent directors have unfettered access to members of senior management and other key employees.

Independent Advisors	The Board and its committees are able to access and retain independent advisors as and to the extent they deem necessary or appropriate.

Management Succession Planning

At the direction of the Chairman, the Board oversees management succession planning. As appropriate, the Board will develop and approve succession plans for the Company’s CEO and review and approve succession plans for the Company’s senior management together with the input of the Compensation Committee and the CEO.

Annual Board Evaluation

Each year, the Nominating and Corporate Governance Committee oversees the self-evaluation of the Board and its committees. Each Board committee also is responsible for conducting a self-assessment to identify potential areas of improvement. On an ongoing basis, directors offer suggestions and recommendations intended to further improve Board performance.

PRACTICES DIRECTED TO TREVENA STOCKHOLDERS

Alignment of Director Compensation

Trevena delivers a significant portion of its non-employee director compensation in the form of options to purchase Trevena common stock. For more information on non-employee director compensation, see page 17.

No Stockholder Rights Plan (“Poison Pill”)	Trevena does not have a stockholder rights plan.

BOARD MEETINGS AND COMMITTEES

In 2016, there were 6 meetings of the Board, 12 meetings of the Nominating and Corporate Governance, Compensation and Audit committees of the Board, and 1 meeting of a special purpose committee of the Board.  Overall director attendance at Board and committee meetings in 2016 was approximately 97%.  Each director attended 75% or more of the aggregate of all meetings of the Board and committees on which he or she served during 2016. In addition to formal Board meetings, the Board engages with management throughout the year on critical matters and topics.

The Board has the following three standing committees: Nominating and Corporate Governance, Compensation, and Audit.  In its discretion and subject to Delaware law, the Board and each committee may delegate all or a portion of its authority to subcommittees of one or more of its members. Additional information can be found in the committee charters adopted by the Board and available on Trevena’s website at http://investors.trevena.com/corporate-governance.cfm.  Each committee member meets the independence standards required for the committee on which he or she serves.

NOMINATING AND CORPORATE
GOVERNANCE COMMITTEE	COMPENSATION COMMITTEE

Chair: Julie H. McHugh	Chair: Barbara Yanni
Other Committee Members: Jake R. Nunn, Anne M. Phillips, M.D.	Other Committee Members: Leon O. Moulder, Jr., Anne M. Phillips, M.D.

Meetings Held in 2016: 3	Meetings Held in 2016: 5

Primary Responsibilities:	Primary Responsibilities:

•                  Assisting the Board by identifying qualified candidates for director, assessing director independence and recommending to the Board the director nominees.

•                  Making recommendations to the Board regarding the composition, organization and governance of the Board, including recommendations regarding the membership and chairperson of each Board committee.

•                  Reviewing, advising and reporting to the Board on the Board’s membership, structure, organization, governance practices and performance.

•                  Developing, recommending and maintaining a set of Corporate Governance Guidelines applicable to the Company.

•                  Overseeing, together with the Board Chairman, the review and evaluation of the Board and its committees.

•                  Approving the Company’s long-term strategy of compensation for employees and directors.

•                  Reviewing the corporate goals and objectives applicable to the compensation of the CEO, evaluating the CEO’s performance in light of these goals and objectives and, based on this review and evaluation, recommending the compensation of the CEO to the independent members of the Board for approval.

•                  Reviewing and approving the compensation of the Company’s executive officers and key senior management, other than the CEO.

•                  Supervising the administration of the Company’s equity incentive plans and approving equity compensation awards pursuant to these plans.

•                  Overseeing the management of risks related to the Company’s executive and overall compensation, benefits plans, practices and policies.

•                  Maintaining direct responsibility for the appointment, compensation and oversight of the work of any compensation consultant, legal counsel or other external adviser retained by the Committee.

AUDIT COMMITTEE

Chair:  Michael R. Dougherty

Other Committee Members:  Adam M. Koppel, M.D., Ph.D., Barbara Yanni

Meetings Held in 2016:  4

Primary Responsibilities:

•                  Evaluating the performance, objectivity, independence and qualifications of, and retaining or terminating the engagement of, Trevena’s independent registered public accounting firm.

•                  Representing and assisting the Board in fulfilling its oversight responsibilities regarding the adequacy and effectiveness of internal controls, including financial and disclosure controls and procedures, and the quality and integrity of the Company’s financial statements.

•                  Reviewing with management and the independent registered public accounting firm annual and quarterly financial statements, earnings releases, earnings guidance and significant accounting policies.

•                  Overseeing compliance with material legal and regulatory requirements.

•                  Overseeing the Company’s enterprise risk management program and advising the Board on financial and enterprise risks.

•                  Maintaining procedures for and reviewing the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submissions by employees and others of any concerns about questionable accounting and auditing matters.

Financial Expertise and Financial Literacy:

The Board has determined that Mr. Dougherty is an “audit committee financial expert” as defined in the SEC rules, and all members of the Audit Committee are financially literate within the meaning of the NASDAQ listing standards.

DIRECTOR INDEPENDENCE

The current Board includes seven non-employee directors.  To be independent under NASDAQ listing standards, the Board must affirmatively determine that a director has no material relationships with the Company directly, or as an officer, stockholder or partner of an organization that has a relationship with the Company (a “Material Relationship”).  In making its assessment, the Board considers all relevant facts and circumstances, including whether transactions with such organizations are in the ordinary course of Trevena’s business and/or the amount of such transactions (in aggregate or as a percentage of the organization’s revenues or assets).  The Board also considers that the Company may sell products and services to, and/or purchase products and services from, organizations affiliated with our directors and may hold investments (generally, debt securities) in organizations affiliated with our directors. On an annual basis, the Board, through its Nominating and Corporate Governance Committee, reviews relevant relationships between directors, their immediate family members and the Company, consistent with Trevena’s independence standards.  Trevena’s standards, which are detailed in Trevena’s Corporate Governance Guidelines available at http://investors.trevena.com/corporate-governance.cfm, conform to the independence requirements set forth in the NASDAQ’s listing standards.

The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent NASDAQ listing standards.

Based on its review of director relationships, the Board has affirmatively determined that there are no Material Relationships between the non-employee directors and the Company and all non-employee directors are independent as defined in both the NASDAQ listing standards (including those applicable to certain board committees) and Trevena’s director independence standards.

CODE OF ETHICS

Trevena is committed to integrity, legal compliance and ethical conduct.  All directors and employees, including our executive officers, must comply with the Company’s Code of Business Conduct and Ethics.  The Code of Business Conduct and Ethics and Trevena’s related policies and procedures address major areas of professional conduct, including, among others, conflicts of interest, protection of private, sensitive or confidential information, employment practices, insider trading and adherence to laws and regulations affecting the conduct of Trevena’s business.  The Code of Business Conduct and Ethics is available on our website at http://investors.trevena.com/corporate-governance.cfm.

The Code of Business Conduct and Ethics requires all directors and employees to avoid any conflict or potential conflict between their personal interests (including those of their significant others and immediate family) and the best interests of the Company.  Any conflict or potential conflict must be brought to the attention of the Compliance Officer for review and disposition.  In addition, directors and officers cannot participate in a personal transaction with Trevena without first notifying and obtaining the approval of Audit Committee in accordance with the Company related person transaction policy described below.

CERTAIN TRANSACTIONS

Transactions with Related Persons

Trevena has adopted a written policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board of Directors, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from, as the case may be, an unrelated third party or to or from employees generally. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related-person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any transaction or relationship that reasonably could be expected to give rise to a conflict of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board of Directors, will take into account the relevant available facts and circumstances including, but not limited to:

•                  the risks, costs and benefits to us;

•                  the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•                  the availability of other sources for comparable services or products; and

•                  the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board of Directors, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board of Directors, determines in the good faith exercise of its discretion.

Based on this review, there are no related person transactions requiring disclosure under SEC rules.

Compensation Committee Interlocks and Insider Participation

None of our directors who currently serve as members of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or compensation committee of any other entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

ITEM 1. ELECTION OF DIRECTORS

The Board of Directors is elected by Trevena’s stockholders and is divided into three classes, each with a three-year term.  There are currently eight members of the Board.  Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

At the Annual Meeting, the Board is nominating for election by stockholders three directors, each of whom currently is a director of the Company. If elected at the Annual Meeting, each of these nominees would serve until the 2020 Annual Meeting of Stockholders and until her or his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation, or removal.

The role of the Board, its leadership structure and governance practices are described above in the Corporate Governance section.  This section describes the process for director elections and director nominations, identifies the director responsibilities and qualifications considered by the Board and the Nominating and Corporate Governance Committee in selecting and nominating directors, and presents the biographies, skills and qualifications of the director nominees and those directors continuing in office.

PROCESS FOR SELECTING AND NOMINATING DIRECTORS

The Nominating and Corporate Governance Committee may retain a third-party search firm to assist in identifying and evaluating candidates for Board membership.  The Nominating and Corporate Governance Committee also considers suggestions for Board nominees submitted by stockholders, which are evaluated using the same criteria as new director candidates and current director nominees.  Instructions for how to submit stockholder nominations to the Board can be found on page 35.

Once a potential candidate has been identified, the Nominating and Corporate Governance Committee reviews the background of new director candidates and presents them to the Board for consideration before selection.  When considering director candidates and the current composition of the Board, the Nominating and Corporate Governance Committee and the Board consider how each candidate’s background, experiences, skills, prior board and committee service and/or commitments will contribute to the diversity of the Board.  Candidates interview with the Chair of the Nominating and Corporate Governance Committee and the Chairman of the Board, as well as other members of the Board, as appropriate.  The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having strong personal and professional ethics, integrity and values. The Nominating and Corporate Governance Committee also intends to consider additional criteria as follows: relevant expertise upon which to be able to offer advice and guidance to management; sufficient time to devote to the affairs of the Company; demonstrated excellence in his or her field; the ability to exercise sound business judgment; diversity; the commitment to rigorously represent the long-term interests of our stockholders; and independence. In addition, the Board and the Nominating and Corporate Governance Committee will consider the talents, ages, skills, diversity, experience, expertise and such other factors as appropriate given the current needs of the Board and the Company to maintain an appropriate and effective balance of knowledge, experience and capability on the Board as a whole.

The Nominating and Corporate Governance Committee assesses the Board’s composition as part of the annual evaluation of the Board.  When considering whether to nominate current directors for re-election, the Nominating and Corporate Governance Committee and the Board review the results of the annual evaluation and the qualifications, characteristics, skills and experience that it believes are important for representation on the Board.  The Nominating and Corporate Governance Committee and the Board take into consideration these criteria for Trevena directors as part of the director recruitment, selection, evaluation and nomination process.  While the Board does not have a formal policy with regard to diversity, the Nominating and Corporate Governance Committee and the Board strive to ensure that the Board is composed of individuals who together possess a breadth and depth of experience relevant to the Board’s oversight of Trevena’s business and strategy.

BOARD OF DIRECTORS’ NOMINEES

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board is nominating the three directors listed below for re-election for terms expiring at the 2020 Annual Meeting of Stockholders.  All nominees have consented to serve, and the Board does not know of any reason why any nominee would be unable to serve. If a nominee becomes unavailable or unable to serve before the Annual Meeting, the Board may reduce its size or designate another nominee.  If the Board designates a nominee, your proxy will be voted for the substitute nominee.

Below are biographies, skills and qualifications for each of the nominees and for each of the directors continuing in office.  Each of the director nominees currently serves on the Board.  The Board believes that the combination of the various experiences, skills and qualifications represented contributes to an effective and well-functioning Board and that the nominees and directors continuing in office possess the qualifications, based on the criteria described above, to provide meaningful oversight of Trevena’s business and strategy.

The Board of Directors unanimously recommends that stockholders vote FOR the nominees listed below.

Independent Director Since: 2014 Age: 47 Board Committee(s): • Audit

Adam M. Koppel, M.D., Ph.D.

Dr. Koppel has served as a managing director at Bain Capital, a leading multi-asset alternative investment firm, since June 2016.  Previously, he was the Executive Vice President, Corporate Development & Strategy and Chief Strategy Officer at Biogen Inc., a global biotechnology company, from May 2014 to June 2016. From 2003 to 2014, he was a managing director at Brookside Capital, the public equity affiliate of Bain Capital. Prior to this, he was an associate principal in the healthcare practice of McKinsey & Company. He is currently on the board of directors of PTC Therapeutics, Inc. Dr. Koppel earned an M.B.A from the University of Pennsylvania’s Wharton School, an M.D. and a Ph.D. in Molecular Neurobiology from the University of Pennsylvania’s medical and graduate schools, and an M.A. and B.A. in history and science from Harvard College.

Skills and Qualifications

Our Board believes that Dr. Koppel’s strategic insight, extensive experience as an investor in public healthcare companies, and knowledge as a physician and scientist allow him to make valuable contributions to the Board.

Independent Director Since: 2014 Age: 63 Board Committee(s): • Nominating and Corporate Governance • Compensation

Anne M. Phillips, M.D.

Dr. Phillips currently is Senior Vice President of Clinical, Medical and Regulatory Affairs at Novo Nordisk Inc., a pharmaceutical company, where she has served since 2011. Previously, she served as a Vice President in various positions at GlaxoSmithKline plc, which she joined in 1998, and prior to this Dr. Phillips was Head of the Infectious Diseases Program and Deputy Physician-in-Chief at Wellesley Central Hospital/St. Michael’s Hospital in Toronto, Canada. She is a Fellow of The Royal College of Physicians and Surgeons of Canada, earned an MD from the University of Toronto and received a BSc from the University of Western Ontario.

Skills and Qualifications

Our Board believes that Dr. Phillips’ extensive late-stage clinical development experience in well-established pharmaceutical companies, together with her significant experience and knowledge as a physician, positions her to make valuable contributions to the Board.

Independent Director Since: 2014 Age: 62 Board Committee(s): • Audit • Compensation (Chair)

Barbara Yanni

Ms. Yanni was Vice President and Chief Licensing Officer at Merck & Co., a pharmaceutical company, from November 2001 until her retirement in March 2014. Prior to this, Ms. Yanni served in various roles at Merck including in corporate development, financial evaluation, and tax. Ms. Yanni currently serves on the Board of Directors of Symic Holdings, LLC and Vaccinex, Inc., both private biotechnology companies. Ms. Yanni earned a J.D. from Stanford Law School and an A.B. from Wellesley College. She also holds a Masters of Law in Taxation from New York University.

Skills and Qualifications

Our Board believes that Ms. Yanni’s extensive experience in biotechnology and pharmaceutical business evaluation and transaction execution, as well as her financial and general business knowledge allow her to make significant contributions to the Board.

CLASS II DIRECTORS WHO WILL CONTINUE IN OFFICE UNTIL THE 2018 ANNUAL MEETING

Management Director Since: 2007 Age: 59 Board Committee(s): • None

Maxine Gowen, Ph.D.

Dr. Gowen is the founding President and CEO of Trevena. Prior to this Dr. Gowen held a variety of leadership roles at GlaxoSmithKline (GSK) over a period of fifteen years. As Senior Vice President for the Center of Excellence for External Drug Discovery (CEEDD), she developed an innovative new approach to externalizing drug discovery in big pharma. Dr. Gowen was previously President and Managing Partner at SR One, the venture capital subsidiary of GSK, where she led its investments in and served on the board of directors of numerous companies. Until 2002 Dr. Gowen was Vice President, Drug Discovery, Musculoskeletal Diseases at GSK, responsible for drug discovery and early development for osteoporosis, arthritis and metastatic bone disease. Dr. Gowen held a tenured academic position in the School of Pharmacology, University of Bath, UK from 1989-1992. She has authored more than 100 refereed scientific publications. Dr. Gowen graduated with a B.Sc. in biochemistry from the University of Bristol, UK, then received a Ph.D. in cell biology from the University of Sheffield, UK, and received an MBA from the Wharton School of the University of Pennsylvania. Dr. Gowen served on the board of Human Genome Sciences until its purchase by GSK in July 2012.  She currently serves on the board of Akebia Therapeutics, Inc. and Idera Pharmaceuticals, Inc., both public biopharmaceutical companies, since July 2014 and January 2016, respectively.  Dr. Gowen also serves on the boards of the state and national biotechnology industry associations, Life Sciences PA and BIO, respectively.

Skills and Qualifications

Our Board believes that Dr. Gowen’s detailed knowledge of our company and her over 20 years in the pharmaceutical industry, including her roles at GSK, provide a critical contribution to the Board.

Independent Director Since: 2014 Age: 52 Board Committee(s): • Nominating and Corporate Governance (Chair)

Julie H. McHugh

Ms. McHugh was Chief Operating Officer of Endo Health Solutions Inc., a global specialty healthcare company, from March 2010 to May 2013, and since May 2013 she has provided consulting services to companies in the pharmaceuticals industry. Prior to that, from September 2008 to September 2009, she served as Chief Executive Officer of Nora Therapeutics, Inc., a private biotechnology company. From 2006 to 2008 she was Company Group Chairman for Johnson & Johnson’s worldwide virology business unit and from 2004 to 2006 she was President of Centocor, Inc., a Johnson & Johnson subsidiary. Ms. McHugh has served on the boards of directors of Ironwood Pharmaceuticals, Inc., EPIRUS Biopharmaceuticals, Inc., Aerie Pharmaceuticals, Inc., and Lantheus Holdings, Inc., all public pharmaceutical companies, since February 2014, July 2014, June 2015, and January 2016, respectively. Ms. McHugh also serves on the board of directors of Xellia Pharmaceuticals AS, a private specialty pharmaceutical company.

Skills and Qualifications

Our Board believes that Ms. McHugh’s deep knowledge of biotechnology strategy, operations, research and development, and sales and marketing allows her to make valuable contributions to the Board.

Independent Director Since: 2013 Age: 46 Board Committee(s): • Nominating and Corporate Governance

Jake R. Nunn

Mr. Nunn has been a Partner at New Enterprise Associates, Inc., a venture capital firm, since June 2006. From January 2001 to June 2006, Mr. Nunn served as a Partner and an analyst for the MPM BioEquities Fund, a life sciences fund at MPM Capital, L.P., a private equity firm. Previously, Mr. Nunn was a healthcare research analyst and portfolio manager at Franklin Templeton Investments and an investment banker with Alex. Brown & Sons. Mr. Nunn currently serves on the board of directors of Dermira, Inc., a public biopharmaceutical company.  Mr. Nunn received his A.B. in economics from Dartmouth College and his M.B.A. from the Stanford Graduate School of Business. Mr. Nunn also holds the Chartered Financial Analyst designation, and is a member of the C.F.A. Society of San Francisco.

Skills and Qualifications

Our board of directors believes that Mr. Nunn’s experience investing in life sciences, specialty pharmaceuticals, biotechnology and medical device companies, as well as his business and financial background, qualify him to serve on our board of directors.

CLASS III DIRECTORS WHO WILL CONTINUE IN OFFICE UNTIL THE 2019 ANNUAL MEETING

Independent Chairman of the Board Director Since: 2011 Age: 59 Board Committee(s): • Compensation

Leon (Lonnie) O. Moulder, Jr.

Mr. Moulder has served as Chairman of our Board since June 2013. Mr. Moulder is Chief Executive Officer and a member of the board of directors of TESARO, Inc., a public oncology-focused biopharmaceutical company that he cofounded in May 2010. From April 2009 to January 2010, Mr. Moulder served as Vice Chairman of the board of directors, President and Chief Executive Officer of Abraxis BioScience, Inc., a biotechnology company. Before that, Mr. Moulder served as Vice Chairman of Eisai Corporation of North America, a pharmaceutical company and wholly owned subsidiary of Eisai Co., Ltd., from January 2008 until January 2009, following Eisai Co., Ltd.’s acquisition of MGI PHARMA, Inc., a pharmaceutical company in January 2008. Mr. Moulder served as President and Chief Executive Officer and as a member of the board of directors of MGI PHARMA, Inc. from May 2003 to January 2008. Mr. Moulder earned a bachelor of science degree in pharmacy from Temple University and a master of business administration degree from the University of Chicago. Mr. Moulder is a Trustee of Temple University and serves on the board of the Fox Chase Cancer Center.  He also served as a director of Cubist Pharmaceuticals, Inc. from February 2010 until January 2015.

Skills and Qualifications

Our Board believes that Mr. Moulder’s significant operational and senior management experience in the biopharmaceutical industry, as well as his extensive experience as a director on public and private boards in the industry, allow him to make valuable contributions to the Board.

Independent Director Since: 2013 Age: 59 Board Committee(s): • Audit (Chair)

Michael R. Dougherty

Mr. Dougherty was Executive Chairman of Celator Pharmaceuticals, Inc., from August 2015 until July 2016; he also served as a director of Celator from July 2013 to July 2016. Previously, Mr. Dougherty was Chief Executive Officer and a member of the board of directors of Kalidex Pharmaceuticals, Inc., from May 2012 to October 2012. Mr. Dougherty was the President and Chief Executive Officer and a member of the board of directors of Adolor Corporation, a biopharmaceutical company, from December 2006 until December 2011. Mr. Dougherty joined Adolor as Senior Vice President of Commercial Operations in November 2002, and until his appointment as President and Chief Executive Officer in December 2006, served in a number of capacities, including Chief Operating Officer and Chief Financial Officer. From November 2000 to November 2002, Mr. Dougherty was President and Chief Operating Officer of Genomics Collaborative, Inc. Previously, Mr. Dougherty served in a variety of senior positions at Genaera Corporation, a biotechnology company, including President and Chief Executive Officer, and at Centocor, Inc. Mr. Dougherty is currently on the board of directors at Aviragen Therapeutics, Inc. (formerly Biota Pharmaceuticals, Inc.), Marinus Pharmaceuticals, Inc., Foundation Medicine, Inc. and Cempra, Inc.  Mr. Dougherty received a B.S. from Villanova University.

Skills and Qualifications

Our Board believes that Mr. Dougherty’s deep understanding of biotechnology finance, research and development, sales and marketing, strategy and operations enable him to make valuable contributions to the Board.

NON-EMPLOYEE DIRECTOR COMPENSATION

OVERVIEW

The Compensation Committee reviews and makes recommendations to the Board about the compensation paid to non-employee directors for service on the Trevena Board of Directors. A director who also is an employee of the Company does not receive payment for services as a director.  The CEO is the only employee who currently serves as a director.

The Board believes that the current director compensation program:

•                  aligns with stockholder interests because it includes a significant equity-based compensation component, the value of which is tied to Trevena’s stock price; and

•                  is competitive based on the work required of directors serving on the board of an entity of the Company’s size, complexity and scope.

The Compensation Committee’s charter provides that it will periodically review director compensation and recommend any changes to the Board for its approval.  The Compensation Committee may from time to time engage an independent compensation consultant to assist in its review of director compensation.

DIRECTOR COMPENSATION PROGRAM

In December 2015, after consultation with Trevena’s independent compensation consultant, Radford, the Board approved certain changes to the non-employee director compensation program, effective as of January 1, 2016. As amended, the annual Board retainer for a non-employee director was increased by $5,000, and the retainers for the Nominating and Corporate Governance Committee chair and its members were increased by $1,000 and $1,500, respectively.  All other aspects of the cash compensation of non-employee directors remained unchanged.  In addition, effective as of January 1, 2016, the number of options awarded to a non-employee director upon initial election to the Board was increased by 12,259 shares to 30,000 shares and the number of options awarded to a non-employee director annually at the annual meeting of stockholders was increased by 6,130 shares to 15,000 shares.

Annual Cash Compensation

The following chart summarizes the retainer compensation provided to non-employee directors for their ongoing service on the Trevena Board during 2016.  Cash payments are made in equal, quarterly installments.

Retainer Type	Annual Amount
Board member	$35,000
Committee member
• Audit	$7,500
• Compensation	$5,000
• Nominating and Corporate Governance	$5,000
Committee chair (in lieu of Committee Member fee)
• Audit	$15,000
• Compensation	$10,000
• Nominating and Corporate Governance	$8,000

In addition to the Board annual retainer, the Chairman of the Board receives a $30,000 cash retainer for his service as Chairman.

Equity Compensation

The equity compensation awards to non-employee directors are made under the 2013 Equity Incentive Plan, as amended (the 2013 Equity Plan). All stock options granted to directors will be nonstatutory stock options, with an exercise price per share equal to 100% of the fair market value (as defined in the 2013 Equity Plan) of the underlying common stock on the date of grant, and a term of ten years from the date of grant (subject to earlier termination in connection with a termination of service as provided in the 2013 Equity Plan).

•                  Initial Grant.    Beginning in 2016, on the date of the non-employee director’s initial election or appointment to the Board, such non-employee director will be granted a stock option for 30,000 shares, subject to appropriate adjustment for any stock split, stock dividend, reverse stock split, stock combination or other change in our capitalization. Commencing on the first date that is three months after the date of grant, the shares subject to each stock option will vest in a series of 12 equal quarterly installments, such that the option is fully vested on the third anniversary of the date of grant, subject to the non-employee director’s continuous service through each such vesting date; provided that the vesting date for the quarterly period in which our annual stockholders’ meeting occurs shall be the date immediately prior to such annual meeting.

•                  Annual Grant.    On the date of the Company’s 2016 annual stockholder meeting, each non-employee director who continued to serve as a non-employee director member of the Board immediately thereafter was granted a stock option for 15,000 shares, subject to appropriate adjustment for any stock split, stock dividend, reverse stock split, stock combination or other change in our capitalization. The shares subject to the stock option will vest on the day immediately prior to the next annual stockholders’ meeting held after the date of grant, subject to the non-employee director’s continuous service through such vesting date.

DIRECTOR COMPENSATION TABLE FOR 2016

The table below includes information about the compensation paid to non-employee directors in 2016. Dr. Gowen, the only Company employee on the Board of Directors, does not receive any director compensation for her Board service.

	Fees Earned or Paid in Cash	Option Awards(1)	Total Compensation
Name	($)	($)	($)
Michael R. Dougherty	50,000	63,209	113,209
Adam M. Koppel, M.D., Ph.D.	42,500	63,209	105,709
Julie H. McHugh	43,000	63,209	106,209
Leon O. Moulder, Jr.	70,000	63,209	133,209
Jake R. Nunn	40,000	63,209	103,209
Anne M. Phillips, M.D.	45,000	63,209	108,209
Barbara Yanni	52,500	63,209	115,709

(1)         At December 31, 2016, the aggregate number of stock option awards outstanding for each non-employee director was as follows: Mr. Dougherty, 50,481; Dr. Koppel, 41,611; Ms. McHugh, 41,611; Mr. Moulder, 44,836; Mr. Nunn, 32,740; Dr. Phillips, 41,611; and Ms. Yanni, 41,611.

Fees Earned or Paid in Cash

•                  Represents cash compensation for the retainers described above for the period January 31, 2016 to December 31, 2016.

•                  In 2016, Mr. Moulder served as Chairman of the Board, Mr. Dougherty served as Audit Committee chair, Ms. McHugh served as Nominating and Governance Committee chair, and Ms. Yanni served as Compensation Committee chair.

Option Awards

This column lists the aggregate grant date fair value of options awarded to directors pursuant to the non-employee director compensation program, computed in accordance with FASB Accounting Standards Codification (ASC) Topic 718, applying the same model and assumptions that Trevena applies for financial statement reporting purposes as described in Note 7 to Trevena’s financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2016 (disregarding any estimates for forfeitures).

ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Director’s Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee approved the appointment of Ernst & Young LLP as Trevena’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Ernst & Young LLP has served as Trevena’s independent registered public accounting firm since 2007. To assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the audit firm’s lead engagement partner, the Chair of the Audit Committee discusses with Ernst & Young LLP the selection of the new lead engagement partner.

The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. As a matter of good corporate governance, the Board is seeking stockholder ratification of the appointment even though ratification is not legally required. If stockholders do not ratify this appointment, the Audit Committee will reconsider Ernst & Young LLP’s appointment. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time of the year if it determines that such a change would be in the best interests of the Company and its stockholders.

A representative from Ernst & Young LLP is expected to attend the Annual Meeting, may make a statement, and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the appointment of Ernst & Young LLP as Trevena’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Policy for the Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee pre-approves all audit and permissible non-audit services provided by the Company’s independent registered public accounting firm, Ernst & Young LLP, pursuant to a written policy. Under the pre-approval policy, the Audit Committee pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent registered public accounting firm or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of the services below by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

Fees to Independent Registered Public Accounting Firm

Aggregate fees billed for professional services rendered by Ernst & Young LLP for the audit of financial statements for the fiscal years ended December 31, 2016 and December 31, 2015, and fees billed for other services rendered by Ernst & Young LLP during those periods were as follows (in thousands):

	2016	2015
Audit Fees	$385,000	$520,000
Audit-Related Fees	2,000	7,000
Tax Fees	10,300	10,000
All Other Fees	—	—
TOTAL	$397,300	$537,000

•                  Audit fees include fees incurred for professional services rendered for the audit of our annual financial statements, the review of quarterly financial statements, filing of registration statements and delivery of auditor comfort letters.

•                  Audit-related fees include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees. For 2016, audit-related fees consisted of access to Ernst & Young LLP’s proprietary accounting database; for 2015, fees consisted primarily of consultation concerning financial accounting and reporting standards.

•                  Tax fees include fees incurred in connection with tax advice and tax planning.  These services included assistance with tax reporting requirements and audit compliance.

REPORT OF THE AUDIT COMMITTEE

Trevena maintains an independent Audit Committee that operates under a written charter adopted by the Board of Directors. The Audit Committee’s charter is available on our website at http://investors.trevena.com/corporate-governance.cfm.  All of the members of the Audit Committee are independent (as defined in the listing standards of NASDAQ and SEC regulations).

Trevena’s management has primary responsibility for preparing Trevena’s financial statements and establishing and maintaining financial reporting systems and internal controls. Management also is responsible for reporting on the effectiveness of Trevena’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of Trevena’s financial statements and issuing a report on these financial statements. As provided in the Audit Committee’s charter, the Audit Committee’s responsibilities include oversight of these processes.

In this context, before Trevena filed its Annual Report on Form 10-K for the year ended December 31, 2016 (Form 10-K) with the SEC, the Audit Committee:

•                  Reviewed and discussed with Trevena’s management the audited financial statements included in the Form 10-K and considered management’s view that the financial statements present fairly, in all material respects, the financial condition and results of operations of Trevena.

•                  Reviewed and discussed with Trevena’s management and with the independent registered public accounting firm, Ernst & Young LLP, the effectiveness of Trevena’s internal control over financial reporting as well as management’s report on the subject.

•                  Discussed with Ernst & Young LLP, matters related to the conduct of its audit that are required to be communicated by auditors to audit committees and matters related to the fair presentation of Trevena’s financial condition and results of operations, including critical accounting estimates and judgments.

•                  Received the required communications from Ernst & Young LLP that disclose all relationships that may reasonably be thought to bear on its independence and to confirm its independence. Based on these communications, the Audit Committee discussed with Ernst & Young LLP its independence from Trevena.

•                  Discussed with each of Trevena’s Chief Executive Officer and Chief Financial Officer their required certifications contained in Trevena’s Form 10-K.

Based on the foregoing, the Audit Committee recommended to the Board of Directors that such audited financial statements be included in Trevena’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

AUDIT COMMITTEE:

Michael R. Dougherty, Chair
Adam M. Koppel, M.D., Ph.D.
Barbara Yanni

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

EXECUTIVE COMPENSATION

OVERVIEW

Compensation Objectives and Practices

Trevena’s pay-for-performance compensation philosophy has the following key objectives:

•                  Align the interests of the Company’s executives with those of its stockholders and reward the creation of long-term value for Trevena stockholders.

•                  Emphasize performance-based short-term and long-term compensation over fixed compensation.

•                  Motivate superior enterprise results with appropriate consideration of risk and while maintaining commitment to the Company’s ethics and values.

•                  Reward the achievement of favorable long-term results more heavily than the achievement of short-term results.

•                  Provide market competitive compensation opportunities designed to attract, retain and motivate highly qualified executives.

To achieve these key objectives, the Compensation Committee uses the following compensation practices, processes and instruments:

•                  Annual pay-for-performance assessment by the Compensation Committee of the achievement of the Company’s corporate goals and an individual executive officer’s performance.

•                  A regular analysis of relevant market compensation data for each executive officer.

•                  An equity-based incentive plan (the 2013 Equity Plan) focused on longer-term stockholder value creation.  For example, stock options generally vest over a four-year period, with awards vesting in equal, annual installments from the date of grant.

•                  A cash-based incentive plan (the Trevena, Inc. Incentive Compensation Plan, or ICP) designed to motivate executive officers to achieve the Company’s annual goals.

•                  The retention by the Compensation Committee of an independent compensation consultant to assist in the Committee’s design and implementation of the Company’s executive compensation programs.

In general, the Compensation Committee seeks to position the Company’s compensation, target total cash compensation and long-term equity incentive compensation at the market 50th percentile.  However, with respect to each component, the Company may choose to target compensation below or above (e.g., up to the market 75th percentile) based on an assessment of individual experience, scope of position, performance, potential and retention concerns, as applicable.

While the Company’s Board of Directors has the ultimate responsibility for risk oversight, the Compensation Committee oversees compensation-related risks, including with respect to the Company’s corporate objectives and overall compensation design and awards.  Specifically, the Compensation Committee seeks to ensure that Trevena’s compensation programs and policies do not encourage unnecessary or excessive risk-taking behavior by executives and do not create unreasonable risks.

Compensation Governance and Controls

In implementing the compensation philosophy described above, the Compensation Committee regularly reviews market data, the composition of Trevena’s peer group, as well as other items, in determining which pay elements to offer, the target pay mix, the design of our short- and long-term incentive plans and each executive officer’s target total direct compensation.

The Compensation Committee also regularly reviews executive compensation governance market trends and strives to reflect the views of stockholders when considering the adoption of new practices or changes to existing programs or policies. Our governance practices and controls include:

•                  “Double trigger” requirement for change of control benefits.

•                  No tax gross-up of severance pay upon a change of control.

•                  Prohibition of hedging of Trevena stock by all directors and employees, including the executive officers.

•                  Prudent management of annual share usage (or burn rate) and total dilution under the 2013 Equity Plan.

•                  No executive officer perquisites.

•                  The Compensation Committee’s ongoing review of the general long-term compensation strategy for the Company and assessments of executive officers and key senior management in connection with compensation decisions, and assistance to the Board of Directors in CEO and executive officer succession plans.

•                  The Compensation Committee’s oversight of risk related to compensation programs and policies, including plan design features that mitigate the risk of incentive compensation having an unintended negative financial impact.

Process for Executive Compensation Decisions

Use of External Data

In September 2016, the Compensation Committee approved the list of companies to be included in the peer group in effect for use in 2016 year end compensation decisions (the 2016 peer group).  In developing the 2016 peer group, the Compensation Committee, with the assistance of its independent compensation consultant, identified similarly situated biopharmaceutical companies based on market capitalization, stage of development and number of employees, among other things.

For the 2016 year end compensation decisions, the Compensation Committee established the Company’s compensation for the executive officers based on a variety of factors, including a blend of (i) publicly available data from the 2016 peer group and (ii) published survey data for the life sciences industry and the 2016 peer group.

Chief Executive Officer Compensation

The Compensation Committee annually evaluates the CEO’s performance and Trevena’s performance against its pre-established goals, and makes recommendations to the independent members of the Board of Directors about the CEO’s performance and compensation. The Board then considers the Compensation Committee’s recommendations as part of its review and approval of the CEO’s compensation.  The Chairman of the Board reviews the results of the evaluation with the CEO.

The CEO is not present when the Compensation Committee and the Board are making decisions about the CEO’s compensation. The General Counsel, the Director of Human Resources and/or the independent compensation consultant attend meetings at the request of the Compensation Committee.

Other Executive Officer Compensation

Generally, the CEO presents recommendations for the other executive officers’ compensation targets for the Compensation Committee’s consideration and approval. For compensation decisions involving actual payouts for the executive officers, the CEO presents her recommendations to the Compensation Committee for its consideration. The CEO discusses Trevena’s performance and the individual officer’s performance. The General Counsel is generally present for the discussion of compensation for all executive officers other than himself.

Compensation Consultant Role in Executive Compensation

While the Compensation Committee or Board ultimately makes all executive compensation decisions, the Compensation Committee engages the services of outside advisors for assistance. In 2014, 2015, and 2016, the Compensation Committee engaged Radford as its independent compensation consultant.

The Compensation Committee utilized Radford throughout this period to provide independent, objective analysis, advice and information and to generally assist the Compensation Committee in the performance of its duties.  The Compensation Committee will typically request information and recommendations directly from the compensation consultant as it deems appropriate to structure and evaluate Trevena’s compensation programs, practices and plans. As part of its engagement, at the direction of the Compensation Committee, the compensation consultant will work, and exchange information, with the General Counsel and Trevena’s Director of Human Resources in their work on the Compensation Committee’s behalf.

At the direction of the Compensation Committee, Radford provided services to the Compensation Committee, including the following items:

•                  evaluated the effect of Trevena’s equity program on annual share use, burn rate (the number of shares awarded per year divided by the shares outstanding at the end of the year) and total dilution (the number of stock options and restricted stock outstanding, plus the number of shares available for grants under the 2013 Equity Plan, divided by the total number of shares of common stock outstanding);

•                  presented a comparison of competitive market data to the current compensation of each Executive Officer to assist in setting compensation targets for 2016;

•                  presented an assessment of the compensation of the Company’s CEO against Institutional Shareholder Services’ CEO pay-for-performance test;

•                  reviewed the Executive Compensation section of the 2016 proxy statement; and

•                  reviewed the compensation program for the Company’s non-employee directors.

Independence of the Compensation Consultant

The Compensation Committee assesses the compensation consultant’s independence each year. In assessing independence, the Compensation Committee considers:

•                  the provision of other services to the Company by the consultant;

•                  the amount of fees paid to the consultant by the Company as a percentage of consultant’s total revenue;

•                  the policies and procedures of the consultant’s employer that are designed to prevent conflicts of interests;

•                  any business or personal relationship between the consultant and a member of the Compensation Committee;

•                  any Company stock owned by the consultant;

•                  any business or personal relationship of the consultant and an executive officer of the Company; and

•                  any other factor deemed relevant to the consultant’s independence from management.

In addition, each year the Compensation Committee receives a letter from its compensation consultant providing appropriate assurances and confirmation of independence.  The Compensation Committee determined that Radford was independent under applicable NASDAQ rules.

At the request of the Compensation Committee, a representative of Radford attended all of the Compensation Committee’s regularly scheduled meetings in 2016. The Compensation Committee annually reviews and evaluates its compensation consultant engagement and performance.

2016 Executive Compensation Program

Trevena’s 2016 executive compensation program consists of the following elements:

Element	Description
Base Salary	Represents the fixed portion of each executive’s total direct compensation package.
Annual Cash Incentive

At-risk compensation based on performance. Annual incentive awards under the ICP are based on the achievement of corporate results relative to pre-established goals, as adjusted for individual performance, accomplishments and contributions.

Long-Term Incentives

At-risk compensation based on individual performance. Trevena’s long-term equity incentive program also is considered performance-based compensation. In accordance with Trevena’s compensation strategy, the predominant portion of an executive’s compensation opportunity is tied to the long-term success of the Company.

Retirement Compensation

Trevena provides retirement benefits that are aligned to competitive market practices, including a 401(k) plan for all full-time employees that provides for employee contributions as well as Company matching contributions of up to 4.0% of eligible pay.

No Perquisites; Other Benefits

Our executives do not receive any perquisites. However, they are eligible for all benefits offered to Trevena employees generally, including medical benefits, other health and welfare benefits and other voluntary benefits.

2016 SUMMARY COMPENSATION TABLE

This table includes information regarding 2014, 2015, and 2016 compensation for each of our chief executive officer and our two other most highly compensated executive officers in 2016, which are referred to as the named executive officers, or NEOs.  Other tables in this proxy statement provide more detail about specific types of compensation with respect to 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Maxine Gowen, Ph.D.	2016	513,917	—	—	1,917,756	260,000	10,600	2,702,273
President and	2015	475,875	—	—	1,284,521	314,275	10,600	2,085,271
Chief Executive Officer	2014	432,064	254,614	—	864,500	—	10,400	1,561,578
Michael W. Lark, Ph.D.	2016	358,009	—	—	650,667	126,017	10,600	1,145,293
SVP, Research and Chief	2015	345,629	—	—	374,652	174,076	10,600	904,957
Scientific Officer	2014	332,755	136,418	—	247,500	—	10,400	727,073
John M. Limongelli(1)	2016	330,333	—	—	650,667	116,550	10,600	1,108,151
SVP, General Counsel and	2015	313,455	—	—	299,722	158,659	10,600	782,436
Chief Administrative Officer	2014	192,045	112,011	—	319,517	—	500	624,073

(1) Mr. Limongelli joined Trevena in May 2014 as SVP, General Counsel and Corporate Secretary.

Bonus

Amounts in this column represent non-incentive based bonus compensation paid for performance in 2014, as discussed further below under “Annual Bonus.”  For Mr. Limongelli, amount also includes a $12,500 signing bonus paid in May 2014.

Option Awards

The amounts in this column represents the full grant date fair value of option awards made under the 2013 Equity Plan for 2016, 2015, and 2014, computed in accordance with ASC Topic 718 applying the same model and assumptions as Trevena applies for financial statement reporting purposes, as described in Note 7 to Trevena’s consolidated financial statements contained in its Annual Report on Form 10-K for the year ended December 31, 2016 (disregarding any estimates for forfeitures).  The value of Trevena stock option awards are determined using a Black-Scholes pricing methodology that assumes that all stock options are held to full-term (ten years). These amounts do not reflect the actual economic value that will be realized by the NEO upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

Non-Equity Incentive Plan Compensation

The ICP became effective as of January 1, 2015.  Amounts in this column for 2015 and 2016 reflect awards made under the ICP for the 2015 and 2016 fiscal years, as discussed further under “Annual Cash Incentive” below.

All Other Compensation

This column includes Trevena’s matching contributions to the NEOs’ accounts under its 401(k) plan.

NARRATIVE TO 2016 SUMMARY COMPENSATION TABLE

Annual Base Salary

Key Features

•                  Base salary levels are set with reference to both:

•                  Competitive market data; and

•                  Individual performance.

•                  Base salary levels are reviewed annually during the performance review process and may be adjusted as a result of updated market data and an assessment of an executive’s skills, role and performance contributions, including the demonstration of Trevena’s leadership behaviors and core values. The overall salary budget also is a factor in determining the extent of base salary adjustments.

Base Salary

The table below presents the annual base salaries for each of our NEOs for the years 2014, 2015, and 2016, which became effective on March 1, 2014, March 1, 2015, and March 1, 2016, respectively.  For 2016, the base salary for each of the NEOs was considered to be within the competitive range of market data provided to the Compensation Committee by Radford.

Name	2014	2015	2016
Maxine Gowen, Ph.D.	$437,750	$483,500	$520,000
Michael W. Lark, Ph.D.	334,750	347,805	360,050
John M. Limongelli	300,000	317,000	333,000

Effective March 1, 2017, base salaries for Drs. Gowen and Lark and Mr. Limongelli were increased to $540,000, $372,652, and $344,655, respectively.

Annual Cash Incentive

Key Features of the ICP

Our ICP motivates and rewards our executives for achievements relative to both corporate and individual goals for each fiscal year. The ICP includes the following key features:

•                  Annual cash incentives (an Award) are primarily paid under the ICP.  The Compensation Committee (or, as applicable, the Board) annually approves:

•                  Corporate performance measures and goals;

•                  Target bonus opportunity for each NEO, defined as a percentage of his or her annual salary;

•                  Funding levels for actual ICP Awards; and

•                  Individual Awards for the NEOs, except for the CEO’s Award, which is approved by the Board.

•                  Annual Awards for each of the NEOs are generally targeted at the 50th percentile of the primary market reference.

•                  Subject to certain limits described below, the actual Award for an NEO will generally range from 0% to 150% of the individual’s target and, if applicable, will be paid in the first quarter following the end of the performance year.

Target Incentive Award Levels

The Compensation Committee establishes the target incentive opportunity for each executive officer other than the CEO, and the Board establishes the target opportunity for the CEO assuming full achievement against the Corporate Objectives and any individual objectives. For 2016, the target cash incentive opportunity for each of the NEOs was considered to be within the competitive range of market data provided to the Compensation Committee by Radford.  The following table shows the amount of the target incentive for each NEO as a percentage of salary over the past three years:

Name	2014	2015	2016
Maxine Gowen, Ph.D.	50%	50%	50%
Michael W. Lark, Ph.D.	35%	35%	35%
John M. Limongelli	35%	35%	35%

Effective March 1, 2017, the target incentive opportunity for Dr. Gowen for 2017 was increased to 55% of salary.

ICP Corporate Goals, Weightings and Funding

Effective January 1, 2015, the Board approved the adoption of the ICP.  The ICP is designed to provide participants in the plan, including the Company’s NEOs, with an incentive in the form of a cash Award to achieve specified corporate and individual objectives during a period of time selected by the Board to which the Award relates.

Each year, the Board, upon the recommendation of the Compensation Committee, establishes major corporate objectives for the coming fiscal year (and the relative weighting of such objectives) (the Corporate Objectives).  The Board believes the Corporate Objectives will contribute to the long-term success of the Company by aligning with and driving the execution of the Company’s business strategy.  A minimum of 60% achievement against the Corporate Objectives is necessary for any Award payout under the ICP, and the maximum Award to any participant is 150% of the applicable target Award.

At the end of the fiscal year, the Board, upon the recommendation of the Compensation Committee, reviews and approves the level of the Company’s achievement against the Corporate Objectives.  In addition to its assessment of achievement against each Corporate Objective, the Board may consider Trevena’s performance as a whole during the fiscal year, including matters not included in the Corporate Objectives.  Following the determination of the corporate achievement, the Committee will consider the individual achievement of each executive officer and Vice President in arriving at the individual Awards, if any, to be made.

The Compensation Committee approves the pool of Award dollars available for payment to all participants at or below the level of Vice President, as well as the specific individual Awards to be made to the Company’s executive officers (other than the President and CEO).  The Board approves the individual Award to be made to the President and CEO, upon the recommendation of the Compensation Committee.

The Board’s determination of the Company’s level of achievement against the Corporate Objectives is the basis for establishing the funding available for Awards under the ICP. An Award is then determined for each participant based upon management’s determination of such participant’s performance against his or her pre-approved individual goals.  Notwithstanding these determinations, the Committee and the Board each retain the discretion to make individual Awards that are above or below the level of corporate achievement.  The Committee believes this flexibility is an important tool to aid in the retention of key talent, reward significant achievement by individual employees, motivate employees and recognize management decision-making focused on generating long-term value for stockholders over short-term achievement of the Corporate Objectives.  The Committee did not exercise this discretion in 2016.

In December 2015, the Board established the corporate goals and weightings for 2016 that would be used to determine the range of potential aggregate funding for awards under the ICP.  In early 2017, the Board, upon the recommendation of the Compensation Committee, assessed the Company’s actual performance against these previously established goals and approved the Company’s corporate achievement for 2016 at a level of 100% of target, which was driven in part by the following:

•                  the receipt of breakthrough therapy designation from the FDA for OLINVO™ (oliceridine injection);

•                  the initiation of two pivotal studies (APOLLO-1 and APOLLO-2) and a safety study (ATHENA), with substantial progress made toward completion of all three studies;

•                  continued strong progress in the TRV250 development program; and

•                  fundraising efforts that significantly strengthened the Company’s balance sheet.

In determining the amount of each NEO’s ICP Award, the Compensation Committee and the Board also considered an NEO’s performance against individual goals and the CEO’s input with respect to the performance of the Company and the other executive officers.  Based on these considerations, the Board approved an ICP Award of $260,000 for Dr. Gowen and the Compensation Committee approved, and the Board ratified, ICP Awards of $126,017 for Dr. Lark and $116,550 for Mr. Limongelli.

Long-Term Incentives

Key Features

•                  Long-term incentives (LTI) are administered under the Trevena, Inc. 2013 Equity Plan.

•                  Total annual LTI awards are positioned at the 50th percentile of the primary market reference for each NEO but with the opportunity to stretch to the 75th percentile, as deemed appropriate.

•                  LTI awards are delivered through stock options.

•                  The actual realized value of stock options depends upon stock price appreciation (if any) until the option is exercised. The term of the option is 10 years.

•                  Stock options generally vest (or first become exercisable) in equal quarterly installments over four years. The annual grant is made in the first quarter.

Our 2013 Equity Plan authorizes us to make grants to eligible recipients of non-qualified stock options, incentive stock options, restricted stock awards, restricted stock units and stock appreciation rights. While we have made restricted stock awards to our executive officers in the past, our equity grants during 2014 and 2015 to our executive officers consisted only of stock options.

We typically grant equity incentive awards at the start of employment to each executive and our other employees. Beginning in 2014, we began our current practice of granting additional equity on an annual basis. We also have discretion to provide additional targeted grants in certain circumstances and/or in association with promotions.

We award our equity grants on the date the Board or the Compensation Committee approves the grant. We set the option exercise price and grant date fair value based on our closing sale price on the date of grant. For grants in connection with initial employment, vesting begins on the initial date of employment. Options have a term of ten years from the grant date. Beginning in 2015, option grants to our executives typically vest annually over four years.

The table below provides information regarding stock option awards made in 2016 to the NEOs.

Name	Grant Date	Approval Date	Number of Securities Underlying Options (#)	Exercise Price of Option Awards ($/Sh)	Closing Market Price on Date of Grant ($/Sh)	Grant Date Fair Market Value of Option Awards ($)
Maxine Gowen, Ph.D.	3/3/2016	3/3/2016	350,000	8.82	8.82	1,917,756
Michael W. Lark, Ph.D.	3/3/2016	3/3/2016	118,750	8.82	8.82	650,667
John M. Limongelli	3/3/2016	3/3/2016	118,750	8.82	8.82	650,667

Number of Securities Underlying Options

These amounts represent stock option awards granted under the 2013 Equity Plan and approved by the Board of Directors at its March 2016 meeting as part of each NEO’s annual long-term equity incentive award.

Exercise Price of Option Awards

Pursuant to the 2013 Equity Plan, the stock option exercise price is the closing sale price of Trevena common stock on the date of the award.

Grant Date Fair Market Value of Options Awards

These amounts represent the grant date fair value of equity awards computed in accordance with ASC Topic 718, applying the same model and assumptions Trevena uses for financial statement reporting purposes. The award values represented in the table are theoretical, and may not correspond to the actual value that will be recognized by the NEO. Trevena stock option awards are determined using a Black-Scholes pricing methodology that assumes that all stock options are held to full-term (ten years).

OUTSTANDING EQUITY AWARDS AT YEAR-END 2016

This table provides information about unexercised stock options held as of December 31, 2016 by each of the NEOs.  None of our NEOs held restricted stock or other awards at the end of 2016.

	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration
Name	Exercisable (#)	Unexercisable (#)(1)	Price ($)	Date
Maxine Gowen, Ph.D.	106,329	—	$0.682	9/10/2020
	4,074	—	$0.682	6/23/2021
	334,328	47,761	$2.232	6/17/2023
	85,181	19,657	$7.440	9/26/2023
	120,313	54,687	$7.400	2/20/2024
	75,000	225,000	$6.790	3/17/2025
	—	350,000	$8.820	3/3/2026
Total	725,225	697,105
Michael W. Lark, Ph.D.	61,177	—	$0.682	9/10/2020
	1,222	—	$0.682	6/23/2021
	108,073	15,439	$2.232	6/17/2023
	34,375	15,625	$7.400	2/20/2024
	21,875	65,625	$6.790	3/17/2025
	—	118,750	$8.820	3/3/2026
Total	226,722	215,439
John M. Limongelli	62,500	37,500	$4.780	5/14/2024
	17,500	52,500	$6.790	3/17/2025
	—	118,750	$8.820	3/3/2026
Total	80,000	208,750

(1)         The following table shows the vesting date of stock options that have not vested as of December 31, 2016 for the NEOs.

	Number of Stock Options That Have Not Vested	Next Vesting Date from 12/31/2016	Next Vesting Amount	Remaining Vesting Terms
Maxine Gowen, Ph.D.	47,761	2/3/2017	23,880	1/16th of total grant every quarter
	19,657	3/25/2017	6,552	1/16th of total grant every quarter
	54,687	3/1/2017	10,937	1/16th of total grant every quarter
	225,000	3/17/2017	75,000	1/4th of total grant every year
	350,000	3/3/2017	87,500	1/4th of total grant every year
Total	697,105
Michael W. Lark, Ph.D.	15,439	2/3/2017	7,720	1/16th of total grant every quarter
	15,625	3/1/2017	3,125	1/16th of total grant every quarter
	65,625	3/17/2017	21,875	1/4th of total grant every year
	118,750	3/3/2017	29,688	1/4th of total grant every year
Total	215,439
John M. Limongelli	37,500	2/14/2017	6,250	1/16th of total grant every quarter
	52,500	3/17/2017	21,875	1/4th of total grant every year
	118,750	3/3/2017	29,688	1/4th of total grant every year
Total	208,750

EXECUTIVE OFFICER AGREEMENTS

Agreements with our Named Executive Officers

Below are summaries of our employment agreements with our named executive officers. All change of control benefits are “double-trigger,” which means that they are payable only upon a change of control followed by termination of employment. Additionally, in connection with any actual termination of employment or change of control transaction, we may decide to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of the benefits described below, as the Compensation Committee determines appropriate.

Agreement with Dr. Gowen

We entered into an employment agreement with Dr. Gowen in October 2013 that became effective upon the completion of our IPO and now governs the terms of her employment with us. Pursuant to the agreement, Dr. Gowen is entitled to an initial annual base salary of $425,000 (subject to review and adjustment) and is eligible to receive an annual target bonus of up to 50% of her current base salary, as determined by our Board. Dr. Gowen is additionally entitled to severance benefits pursuant to her agreement, the terms of which are described below under “—Potential Payments Upon Termination of Employment or in Connection with Change of Control.”

Agreement with Dr. Lark

We entered into an employment agreement with Dr. Lark in October 2013 that became effective upon the completion of our IPO and now governs the terms of his employment with us. Pursuant to the agreement, Dr. Lark is entitled to an initial annual base salary of $325,000 (subject to review and adjustment) and is eligible to receive an annual target bonus of up to 35% of his current base salary, as determined by our Board. Dr. Lark is additionally entitled to severance benefits pursuant to his agreement, the terms of which are described below under “—Potential Payments Upon Termination of Employment or in Connection with Change of Control.”

Agreement with Mr. Limongelli

We entered into an employment agreement with Mr. Limongelli in May 2014. Pursuant to the agreement, Mr. Limongelli is entitled to an initial annual base salary of $300,000 (subject to review and adjustment) and is eligible to receive an annual target bonus of up to 35% of his current base salary, as determined by our Board. Mr. Limongelli is additionally entitled to severance benefits pursuant to his agreement, the terms of which are described below under “—Potential Payments Upon Termination of Employment or in Connection with Change of Control.”

Potential Payments Upon Termination of Employment or in Connection With Change in Control

Trevena does not provide executive officers with any single-trigger payments (triggered solely by a change of control), golden parachute excise tax gross-ups or excise tax reimbursements upon a change of control.

We believe that reasonable severance benefits for our named executive officers are important because it may be difficult for them to find comparable employment within a short period of time. We also believe that it is important to protect our named executive officers in the event of a change of control transaction involving our company, as a result of which such officers might have their employment terminated. In addition, we believe that the interests of management should be aligned with those of our stockholders as much as possible, and we believe that providing protection upon a change of control is an appropriate counter to any disincentive such officers might otherwise perceive in regard to transactions that may be in the best interest of our stockholders.

As a result of these considerations, we have entered into employment agreements with Drs. Gowen and Lark and Mr. Limongelli that provide for specified benefits to be paid if the executives are terminated under specified conditions or in connection with a change in control of our company. Summaries of these benefits are set forth above.

Under the employment agreements between us and Drs. Gowen and Lark and Mr. Limongelli, if the executive is terminated by us other than for cause or resigns for good reason, in each case as defined in the agreement, he or she will receive:

•                  continuing payments of his or her salary as severance pay in the amount of twelve months of his or her then-current base salary for Drs. Gowen and Lark, and nine months of his then-current base salary for Mr. Limongelli, in each case paid in equal installments following termination on our regularly scheduled payroll dates;

•                  an incentive compensation award for the fiscal year immediately preceding the date of termination, to the extent not already paid, in an amount determined by the Board or Compensation Committee in their sole discretion;

•                  his or her target annual incentive compensation for the year of termination, pro-rated for the period between the beginning of the calendar year and the date of termination, paid within sixty days following termination;

•                  for Dr. Gowen only, an additional amount equal to 100% of her target incentive award in effect at the time of termination, payable in equal installments on our regularly scheduled payroll dates over the period that the severance pay is paid,

•                  health insurance premiums under our group health insurance plans as provided under the Consolidated Omnibus Budget Reconciliation Act, or COBRA, until the earlier of (i) twelve months after termination of employment for Drs. Gowen and Lark, and nine months after termination of employment for Mr. Limongelli, (ii) such time as the executive is eligible for substantially equivalent health insurance coverage with a subsequent employer and (iii) such time as the executive is no longer eligible for COBRA coverage; and

•                  accelerated vesting as to that number of unvested shares subject to any outstanding equity awards held by the executive at the time of termination that would have otherwise vested if the executive had remained employed by us for twelve months following the date of termination for Drs. Gowen and Lark, and nine months following the date of termination for Mr. Limongelli.

In addition, under the employment agreements if the executive is terminated by us other than for cause or resigns for good reason within thirty days prior to a change of control, within the period between our execution of a letter of intent for a change of control and the date that change of control is later consummated, or within twelve months following a change of control, in each case as defined in the agreement, he or she will receive the following payments in lieu of the severance payments listed above:

•                  continuing payments of his or her salary as severance pay in the amount of eighteen months of her then-current base salary for Dr. Gowen, and twelve months of his then-current base salary for Dr. Lark and Mr. Limongelli, in each case paid in equal installments following termination on our regularly scheduled payroll dates;

•                  an incentive compensation award for the fiscal year immediately preceding the date of termination, to the extent not already paid, in an amount determined by the Board or Compensation Committee in their sole discretion;

•                  his or her target annual incentive compensation for the year of termination, pro-rated for the period between the beginning of the calendar year and the date of termination, paid within sixty days following termination;

•                  for Dr. Gowen, an additional amount equal to 150% of her target bonus in effect at the time of termination, and for Dr. Lark and Mr. Limongelli, an additional amount equal to 100% of their respective target bonus in effect at the time of termination, in each case payable in equal installments on our regularly scheduled payroll dates over the period that the severance pay is paid;

•                  health insurance premiums under our group health insurance plans as provided under the COBRA until the earlier of (i) eighteen months after termination of employment for Dr. Gowen, and twelve months after termination of employment for Dr. Lark and Mr. Limongelli, (ii) such time as the executive officer is eligible for substantially equivalent health insurance coverage with a subsequent employer and (iii) such time as the executive is no longer eligible for COBRA coverage; and

•                  accelerated vesting of all unvested shares subject to any outstanding equity awards held by the executive at the time of termination.

Receipt of the benefits described above upon the officer’s termination of employment is contingent upon his or her signing of a release of claims against us.

Under the employment agreements, a mere change of control itself (i.e., a “single trigger”) does not trigger benefits.  The intent of the plan is to encourage executives to continue to act in stockholders’ best interests in evaluating potential transactions and ensure management talent will be available to assist with the transaction and business integration.

OWNERSHIP OF TREVENA COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information as of March 15, 2017 about the amount of Trevena common stock beneficially owned by (1) all those known by us to be beneficial owners of more than five percent of our common stock; (2) each director and nominee for director; (3) each executive officer named in the 2016 Summary Compensation Table; and (4) all of the directors, nominees and executive officers of the Company as of March 15, 2017, as a group.  This table is based upon information supplied by officers and directors as of March 15, 2017 and Schedules 13D and 13G filed with the SEC by beneficial owners of more than five percent of our common stock (reflecting holdings as of the respective dates set forth therein).

“Beneficial ownership” includes those shares a director, nominee or executive officer has or shares the power to vote or transfer (even if another person is the record owner), and stock options that are exercisable as of March 15, 2017 or that become exercisable within 60 days of March 15, 2017.  Shares of common stock subject to such options are deemed outstanding for calculating the Percent of Class of the person holding these options but are not deemed outstanding for any other person.  The Percent of Class shown below is based on 57,129,584 shares outstanding on March 15, 2017.

Unless otherwise noted, the address for each director and executive officer is c/o Trevena, Inc., 1018 West 8th Avenue, Suite A, King of Prussia, PA 19406.

	Amount of Beneficial Ownership	Percent of Class
Principal Stockholders:
Wellington Management Group LLP(1)	7,326,898	12.8%
FMR LLC and certain of its subsidiaries and affiliates (2)	6,733,548	11.8%
Alta Partners VIII, L.P.(3)	4,390,262	7.7%
New Enterprise Associates 12, Limited Partnership and affiliated entities(4)	4,118,691	7.2%
Blackrock, Inc. (5)	3,441,091	6.0%
Forest Laboratories Holdings Limited(6)	3,393,466	5.9%
Great Point Partners, LLC(7)	3,000,650	5.3%

Non-employee Directors and Nominees(8)
Leon O. Moulder, Jr.	79,836	*
Michael R. Dougherty	42,481	*
Adam M. Koppel, M.D., Ph.D.	23,654	*
Julie H. McHugh	25,133	*
Jake R. Nunn(9)	22,011	*
Anne M. Phillips, M.D.	22,176	*
Barbara Yanni	26,383	*
Named Executive Officers(10)
Maxine Gowen, Ph.D.	1,262,584	2.2%
Michael W. Lark, Ph.D.	358,795	*
John M. Limongelli	151,688	*
All Directors, Nominees and Executive Officers as a group, including those named above (14 Persons)(11)	2,750,967	4.6%

* Represents beneficial ownership of less than 1%.

(1)         Based on a Schedule 13G/A filed with the SEC on February 9, 2017, consists of securities that are owned of record by clients of one or more investment advisors directly or indirectly owned by Wellington Management Group LLP (“Wellington”),formerly known as Wellington Management Company, LLP, which was an investment advisor to such clients as of such date.  No individual client is known to be the record holder of more than 5% of our common stock. Wellington has shared voting power with respect to 6,343,302 shares of common stock and shared dispositive power with respect to 7,326,898 shares of common stock.  The principal business address of Wellington is c/o Wellington Management Company LLP, 280 Congress Street, Boston, MA 02210.

(2)         Based on a Schedule 13G/A filed with the SEC on February 14, 2017, consists of 6,733,548 shares of common stock held of record by FMR LLC, of which FMR LLC is deemed to have sole dispositive power over 6,733,548 shares and sole voting power over 140,005 shares. Abigail P. Johnson is a Director, the Chairman and Chief Executive Officer of FMR LLC.  Members of the Johnson family group, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC.  Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company (“FMR Co”), a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.  The principal business address of the beneficial owner is 245 Summer Street, Boston, Massachusetts 02210.

(3)         Based on a Schedule 13D/A filed with the SEC on December 15, 2014, consists of 4,390,262 shares of common stock held of record by Alta Partners VIII, L.P. Alta Partners Management VIII, LLC is the general partner of Alta Partners VIII, L.P. Farah Champsi, Daniel Janney and Guy Nohra are managing directors of Alta Partners Management VIII, LLC and by virtue of this position may be deemed to exercise shared voting and investment powers with respect to the shares owned by Alta Partners VIII, L.P. Each of the reporting persons disclaims beneficial ownership of such shares, except to the extent of their proportionate pecuniary interest therein, if any. The principal business address of the beneficial owner is One Embarcadero Center, 37th Floor San Francisco, CA 94111.

(4)         Based on a Schedule 13D/A filed with the SEC on December 17, 2015, consists of 3,811,691 shares of common stock held of record by New Enterprise Associates 12, Limited Partnership (“NEA 12”) and 307,000 shares of common stock held of recording by NEA Partners 12, Limited Partnership (“NEA Partners 12”). NEA Partners 12 is the sole general partner of NEA 12. NEA 12 GP, LLC (“NEA 12 LLC”), is the sole general partner of NEA Partners 12. The individual Managers of NEA 12 LLC are M. James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Patrick J. Kerins, Krishna S. Kolluri and Scott D. Sandell (collectively, the “Managers”). The Managers share voting and dispositive power with regard to the shares held directly by NEA 12 and NEA Partners 12. The principal business address of the beneficial owners is 1954 Greenspring Drive, Suite 600, Timonium, MD 21093.

(5)         Based on a Schedule 13G/A filed with the SEC on January 27, 2017, consists of 3,441,091 shares of common stock beneficially owned by BlackRock, Inc. (“BlackRock”), a holding company for several subsidiaries.  BlackRock is deemed to have sole voting power over 3,357,103 shares and sole dispositive power over all the shares.  The principal business address of the beneficial owner is 55 East 52nd Street, New York, NY 10055.

(6)         Based on a Schedule 13D filed with the SEC on February 18, 2014, consists of 3,393,466 shares of common stock held of record by Forest Laboratories Holdings Limited, or Forest, a subsidiary of Allergan plc. The principal business address of the beneficial owner is Cumberland House, 9th Floor, 1 Victoria Street, Hamilton HM11, Bermuda.

(7)         Based on a Schedule 13G/A filed with the SEC on February 14, 2017, consists of 843,181, 1,215,265, and 942,204 shares of common stock held of record by Biomedical Value Fund, L.P. (“BVF”), Biomedical Offshore Value Fund, Ltd. (“BOVF”), and GEF-SMA, LP (“GEM-SMA”), respectively.  Great Point, Partners, LLC (“Great Point”) is the investment manager of each of BVF, BOVF, and GEF-SMA and therefore may be deemed to be the beneficial owner of the shares held by BVF, BOVF, and GEF-SMA.  Each of Dr. Jeffrey R. Jay, as senior managing member of Great Point, and Mr. David Kronin, as special managing member of Great Point, has voting and investment power with respect to the shares held by BVF, BOVF, and GEF-SMA and therefore may be deemed to be the beneficial owner of such shares.  The principal business address of the beneficial owner is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(8)         Includes shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2017 in the amount of 29,836 for Mr. Moulder; 35,481 for Mr. Dougherty; 23,654 for Dr. Koppel; 25,133 for Ms. McHugh; 17,740 for Mr. Nunn; 22,176 for Dr. Phillips; and 25,133 for Ms. Yanni.

(9)         Excludes the shares described in note 4 above. While Mr. Nunn is a Partner of New Enterprise Associates, Inc., he does not have voting or dispositive power with regard to any of the shares directly held by NEA 12 referenced in note 4 above and he specifically disclaims beneficial ownership with respect to any of the NEA 12 shares. Mr. Nunn’s business address is 2855 Sand Hill Road, Menlo Park, CA 94025.

(10)  Includes shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2017 in the amount of 842,572 for Dr. Gowen; 284,034 for Dr. Lark; and 139,688 for Mr. Limongelli.

(11)  Includes shares of common stock issuable upon the exercise of options exercisable within 60 days after March 15, 2017 in the amount of 2,145,423 for all of the directors, nominees for director and executive officers, as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Trevena’s directors and executive officers are required to file reports of their holdings and transactions in Trevena securities with the SEC. Based on these reports and representations from our directors and executive officers, the Company believes that all reports due in 2016 were timely filed.

2018 ANNUAL MEETING AND RELATED MATTERS

When do you expect to hold the 2018 annual meeting of stockholders?

We currently expect to hold the 2018 annual meeting in May 2018, at a time and location to be announced later.

How does a stockholder submit a proposal or nomination of a director candidate for the 2018 annual meeting?

The following summarizes the requirements for stockholder proposals to be considered for inclusion in next year’s proxy materials.

•                  If you intend to submit a proposal to be included in next year’s proxy materials pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal on or before December 4, 2017. Submitting a stockholder proposal does not guarantee that Trevena will include the proposal in the proxy statement if the proposal does not satisfy the SEC’s rules.

•                  If you want to present your proposal at the 2018 annual meeting but are not proposing it pursuant to SEC Rule 14a-8, the Corporate Secretary must receive your proposal by the close of business between January 17, 2018 and February 16, 2018 and it must satisfy the requirements set forth in Article III, Section 5 of our Amended and Restated Bylaws.

If you would like to nominate a candidate for director at the 2018 annual meeting, you must notify the Corporate Secretary by the close of business between January 17, 2018 and February 16, 2018. The notice must include certain information specified in our Amended and Restated Bylaws, including (i) your name and address, (ii) the class and number of shares of our stock which you beneficially own, (iii) the name, age, business address and residence address of the person, (iv) the principal occupation or employment of the person, (v) the class and number of shares of our stock which are owned of record and beneficially owned by the person, (vi) the date or dates on which such shares were acquired and the investment intent of such acquisition and (vii) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder (including the person’s written consent to being named as a nominee and to serving as a director if elected). We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Correspondence to the Corporate Secretary may be addressed to: Corporate Secretary, Trevena, Inc., 1018 West 8th Avenue, Suite A, King of Prussia, PA, 19406.  For more information, and for more detailed requirements, please refer to our Amended and Restated Bylaws, filed as Exhibit 3.2 to our Current Report on Form 8-K, filed with the SEC on February 5, 2014.

How can I communicate with the Board of Directors?

Stockholders and interested parties may contact the Board of Directors, the Chairman, the independent directors, or specific individual directors by sending written correspondence to the Board, Attention: Corporate Secretary, Trevena, Inc., 1018 West 8th Avenue, Suite A, King of Prussia, PA, 19406.

The Corporate Secretary will compile all communications other than routine commercial solicitations and opinion surveys sent to Board members and periodically submit them to the Board. Communications addressed to individual directors at the director address will be promptly submitted to such individual directors. The Corporate Secretary also will promptly advise the appropriate member of management of any concerns relating to Trevena’s products or services, and the Corporate Secretary will notify the Board of the resolution of those concerns.

How do I obtain copies of Trevena’s corporate governance and other company documents?

The Corporate Governance Guidelines, committee charters and Trevena’s Code of Ethics are posted at http://investors.trevena.com/corporate-governance.cfm. In addition, these documents are available in print to any stockholder who submits a written request to the Corporate Secretary at the address listed above.

The Company’s filings with the SEC, including its annual report on Form 10-K, are available through http://investors.trevena.com/sec.cfm.

If you are a stockholder and did not receive an individual copy of this year’s proxy statement or annual report, we will promptly send a copy to you if you address a written request to Investor Relations, Trevena, Inc., 1018 West 8th Avenue, Suite A, King of Prussia, PA 19406.

What is householding and how does it affect me?

If you and other residents at your mailing address own shares of Trevena stock in “street name,” your broker or bank should have notified you that your household will receive only one proxy statement and annual report or notice of Internet availability of proxy materials, but each stockholder who resides at your address will receive a separate proxy card or voting instruction form.  This practice is known as “householding.”  Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process.  Householding benefits both you and Trevena because it reduces the volume of duplicate information received at your household and helps Trevena reduce expenses and conserve natural resources.

If you would like to receive your own set of Trevena’s proxy statement and annual report or, if applicable, your own notice of Internet availability of proxy materials now or in the future, or if you share an address with another Trevena stockholder and together both of you would like to receive only a single set of Trevena’s proxy materials, please contact Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or (800) 542-1061. The request must be made by each person in the household. Be sure to indicate your name, the name of your brokerage firm or bank, and your account number.  The revocation of your consent to householding will be effective 30 days following its receipt.

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. TREVENA, INC. 1018 WEST 8TH AVENUE - SUITE A ATTN: JOHN M. LIMONGELLI, SVP & SECRETARY KING OF PRUSSIA, PA 19406 ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E22501-P88428 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. TREVENA, INC. The Board of Directors recommends you vote FOR the following: For Withhold AllAll For All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ! ! ! 1. To elect the Board of Directors' three (3) nominees for Class I directors named herein to hold office until the 2020 Annual Meeting of Stockholders. Nominees: 01) 02) 03) Adam M. Koppel M.D., Ph.D. Anne M. Phillips, M.D. Barbara Yanni The Board of Directors recommends you vote FOR the following proposal: For Against Abstain ! ! ! 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2017. Note: To conduct any other business properly brought before the meeting. These items of business are more fully described in the Proxy Statement accompanying this Notice. The record date for the Annual Meeting is March 20, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournments or postponements thereof. The shares represented by this proxy will be voted as directed by the undersigned. Where no direction is given when a duly executed proxy is returned, such shares will be voted at the meeting "For" all nominees named in Proposal 1 and “For” Proposal 2 and will grant authority to the proxy holder to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING, PROXY STATEMENT AND ANNUAL REPORT OF TREVENA, INC. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

You are cordially invited to attend the Annual Meeting of Stockholders of Trevena, Inc., a Delaware corporation (the “Company”). The meeting will be held on Wednesday, May 17, 2017 at 8:30 a.m. local time, at the King of Prussia Business Center Board Room at 1010 West 8th Avenue, King of Prussia, Pennsylvania 19406 for the proposals given on the reverse side. Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Annual Meeting to Be Held on Wednesday, May 17, 2017 at the King of Prussia Business Center Board Room at 1010 West 8th Avenue, King of Prussia, Pennsylvania 19406. The Notice and Proxy Statement and Annual Report to stockholders are available at www.proxyvote.com. E22502-P88428 TREVENA, INC. Annual Meeting of Stockholders May 17, 2017 at 8:30 a.m. This proxy is solicited by the Board of Directors The undersigned hereby appoint Maxine Gowen, Ph.D. and John M. Limongelli, or either one of them acting singly in the absence of the other, with full power of substitution, the proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of Trevena, Inc. to be held on May 17, 2017, and any postponements or adjournments thereof, to vote all shares of stock that the undersigned would be entitled to vote if personally present in the manner indicated below and on any other matters properly brought before the Annual Meeting of Stockholders to be held on May 17, 2017 or any postponements or adjournments thereof, all as set forth in the Proxy Statement dated April 3, 2017. This proxy/voting instruction card is solicited on behalf of the Board of Directors of Trevena, Inc. pursuant to a separate Notice of Annual Meeting and Proxy Statement dated April 3, 2017, receipt of which is hereby acknowledged. When properly executed, this proxy will be voted as directed, or if no direction is given, will be voted "FOR" all nominees named in Proposal 1 and "FOR" Proposal 2 and will grant authority to the proxy holder to vote upon such other business as may properly come before the Annual Meeting or any postponements or adjournments thereof. Continued and to be signed on reverse side V.1.1